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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-4 (File No. ) of our report dated October 7, 1997, on our audits of the consolidated financial statements and financial statement schedules of Laidlaw Environmental Services, Inc, which report is incorporated by reference in the Annual Report on Form 10k. We also consent to the references to our firm under the captions "Experts."



                                   Coopers & Lybrand L.L.P.

Charlotte, North Carolina
November 13, 1997